As filed with the Securities and Exchange Commission on August 9, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_________________________________
KVH Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	05-0420589
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
50 Enterprise Center
Middletown, Rhode Island 02842
(Address of Principal Executive Offices)(Zip Code)
_____________________________________________
KVH Industries, Inc. Fourth Amended and Restated
2006 Stock Incentive Plan
KVH Industries, Inc. Amended and Restated
1996 Employee Stock Purchase Plan
(Full title of the plan)
_____________________________________________
Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
(Name and address of agent for service)
(401) 847-3327
(Telephone number, including area code, of agent for service)
____________________________________________
With a copy to:
John D. Hancock, Esq.
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value	2,250,000(2)	$ 13.85(3)	$ 31,162,500(3)	$ 4,250.57
Common stock, $0.01 par value	50,000(4)	$ 13.85(3)	$ 692,500(3)	$ 94.46
Total			$31,855,000(3)	$ 4,345.03

(1)
Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the anti-dilution provisions of the plans to which this Registration Statement relates.

(2)	Represents shares reserved for issuance pursuant to awards available for grant under the KVH Industries, Inc. Fourth Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”).

(3)
The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on August 2, 2013.

(4)	Represents shares reserved for issuance pursuant to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

This registration statement covers an aggregate of 2,250,000 shares of common stock issuable pursuant to our Fourth Amended and Restated 2006 Stock Incentive Plan, as amended (the “2006 Plan”), and 50,000 shares of common stock issuable pursuant to our Amended and Restated 1996 Employee Stock Purchase Plan, as amended (the “1996 Plan,” and together with the 2006 Plan, the “Plans”). These shares are in addition to the shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-168406 which we filed with the Securities and Exchange Commission on July 30, 2010, and the registrations statements on Form S-8, File No. 333-160230 and File No. 333-141404, which we filed with the Securities and Exchange Commission on June 25, 2009 and March 19, 2007, respectively. The reservation of these 2,300,000 additional shares for issuance pursuant to the Plans was approved by our board of directors on May 22, 2013 and by our stockholders on May 29, 2013.
The contents of our registration statements on Form S-8, File Nos. 333-168406, 333-160230 and 333-141404, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed August 6, 2010, and incorporated herein by reference)

4.2	Amended, Restated and Corrected Bylaws of KVH Industries, Inc. (filed as Exhibit 3 to our Current Report on Form 8-K, filed July 31, 2007, and incorporated herein by reference)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, Rhode Island on August 9, 2013.

KVH Industries, Inc.
By:	/S/ PETER A. RENDALL
Peter A. Rendall, Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Martin A. Kits van Heyningen, Peter A. Rendall and Felise Feingold, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ MARTIN A. KITS VAN HEYNINGEN	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	August 9, 2013
Martin A. Kits van Heyningen

/S/ PETER A. RENDALL	Chief Financial Officer (principal financial and accounting officer)	August 9, 2013
Peter A. Rendall

/S/ ROBERT W.B. KITS VAN HEYNINGEN	Director	August 9, 2013
Robert W.B. Kits van Heyningen

/S/ MARK S. AIN	Director	August 9, 2013
Mark S. Ain

/S/ STANLEY K. HONEY	Director	August 9, 2013
Stanley K. Honey

/S/ BRUCE J. RYAN	Director	August 9, 2013
Bruce J. Ryan

/S/ CHARLES R. TRIMBLE	Director	August 9, 2013
Charles R. Trimble

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed August 6, 2010, and incorporated herein by reference)

4.2	Amended, Restated and Corrected Bylaws of KVH Industries, Inc. (filed as Exhibit 3 to our Current Report on Form 8-K, filed July 31, 2007, and incorporated herein by reference)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

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